SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.



                    FORM 8-K



                 CURRENT REPORT


       Pursuant to Section 13 or 15 (d) of
       The Securities Exchange Act of 1934


Date of Report (Date of earliest even reported)

                December 18, 2001


          ADM Tronics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

                  Delaware
  (State or other jurisdiction of incorporation)

       0-17629                     22-1896032
(Commission File Number)         (IRS Employer
                             Identification Number)


        224-S Pegasus Avenue, Northvale, NJ 07647
     (Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code 201-767-6040

























Item 5.	Other Events

At a meeting of the Board of Directors of the Registrant held on December 18, 2001 the Board noted, with extreme sadness, the passing, last month, of the Corporation's Founder and President, Dr. Alfonso Di Mino. Dr. Di Mino served the Corporation from its founding in 1969 through his last day in the office, September 11, 2001 and continuing from his hospital bed throughout his illness. The Board noted that his impact and presence will be severely missed and not replaceable. The Board committed to the continuance of Dr. Di Mino's legacy through the ongoing efforts at developing, manufacturing and marketing Dr. Di Mino's many innovations.

Andre' Di Mino was appointed by the Board to serve as President and Chief Executive Officer.



                                  SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


					ADM Tronics Unlimited, Inc.
					(Registrant)


					/s/	Andre' Di Mino
						Andre' Di Mino
						President